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
          For month ending:        December-00
     Card Trust                    FNBC 1997-1
     Deal Size                          $300MM
     Expected Maturity               8/15/2002


       Portfolio Yield                     19.37%
                 Less:
        Wtd Avg Coupon                      6.27%
        Servicing Fees                      1.50%
           Charge-offs                      5.32%


        Excess Spread:
                Dec-00                      6.27%
                Nov-00                      6.35%
                Oct-00                      7.77%
              3-mo avg                      6.80%
        Delinquencies:
         30 to 59 Days                      1.56%
         60 to 89 Days                      0.97%
              90+ Days                      1.80%

              30+ Days                      4.32%

 Monthly Payment Rate:                     12.74%
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